EXHIBIT (12)


                               PEPPER HAMILTON LLP
                              3000 TWO LOGAN SQUARE
                           EIGHTEENTH AND ARCH STREETS
                           PHILADELPHIA, PA 19103-2799
                                                  (215) 981-4000

                                 October 4, 1999

WT Mutual Fund
1100 North Market Street
Wilmington, DE  19890

                  RE:      Registration Statement on Form N-14

Ladies and Gentlemen:

                  With reference to the Registration Statement on Form N-14 (the "Registration Statement") to be filed by WT Mutual Fund (the "Trust"), a Delaware business trust, with the Securities and Exchange Commission in connection with the transaction contemplated by the Agreement and Plan of Reorganization by and between the Trust acting on behalf of the Wilmington Large Cap Growth Portfolio series of the Trust (the "WT Portfolio") and The Rodney Square Strategic Equity Fund, a Massachusetts business trust (the "Rodney Square Fund"), acting on behalf of the Large Cap Growth Equity Portfolio series of the Rodney Square Fund (the "RS Portfolio"), in the form filed with the Registration Statement, we hereby confirm that the discussion set forth under the caption "Federal Income Tax Considerations" in the Registration Statement provides an accurate summary of the material federal income tax consequences that would be generally relevant to the shareholders of RS Portfolio receiving shares of the Trust in the proposed transaction contemplated by the Agreement.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                     Very truly yours,

                                                     /s/ Pepper Hamilton LLP